EXHIBIT 99.1
PRESS RELEASE

Cabot Microelectronics Corporation Reports Record Revenue for the First Quarter of Fiscal 2020

•Record Revenue of $283.1 Million, 27.7% Higher than Last Year and Essentially Flat Compared with Pro Forma Revenue Last Year1

•Revenue Increased 1.6% Sequentially Due to Strong Growth in CMP Slurries and Pipeline Performance Products

•Diluted EPS of $1.30; Adjusted Diluted EPS1 of $1.92, 1.5% Lower than Adjusted Pro Forma EPS Last Year1

•Expecting Revenue for Fiscal 2020 Second Quarter to be Approximately Flat to Up Low Single Digits Sequentially

AURORA, IL, February 5, 2020 – Cabot Microelectronics Corporation (Nasdaq: CCMP), a leading global supplier of consumable materials to semiconductor manufacturers and pipeline companies, today reported financial results for its first quarter of fiscal 2020, which ended December 31, 2019.

Key Highlights

Total company revenue increased 1.6% over the prior quarter driven by stronger demand for CMP slurries and pipeline performance products. Revenue was essentially flat compared with pro forma revenue in the prior year as growth in the Performance Materials segment from higher demand in pipeline performance products offset lower revenue in the Electronic Materials segment, which was negatively impacted by semiconductor industry softness compared with strong demand in the same quarter last year. Net Income for the quarter was $38.5 million. Adjusted EBITDA was $95.3 million in the quarter, benefiting from lower operating expenses. During the quarter, the company generated $48.0 million in cash flow from operations, and had $194.3 million of cash on hand and $937.2 million in total debt as of December 31, 2019. The company successfully refinanced its credit facility during the quarter, which is expected to reduce annual interest expense by approximately $2 million going forward.

“We delivered another quarter of record revenue and strong profitability, driven by continued solid execution and meaningful participation in the most challenging and leading-edge technologies, as well as an improving semiconductor demand environment,” said David Li, President and CEO of Cabot Microelectronics Corporation. “Looking forward, we see continued recovery for the semiconductor industry, driven by 5G and other emerging technologies, as well as continued strength in our pipeline materials business, which gives us confidence in our ability to drive continued revenue growth and increasing profitability.”

Key Financial Information for First Quarter of Fiscal 2020

•Revenue was $283.1 million, 27.7% higher than the revenue reported in the same quarter last year, benefiting from the acquisition of KMG Chemicals, Inc. (“KMG”), which closed in November of 2018. Revenue was essentially flat compared to the pro forma revenue in same quarter last year as revenue growth in Performance Materials offset a revenue decline in Electronic Materials, which was impacted by softer demand in the semiconductor industry, primarily from memory customers. Sequentially, revenue increased 1.6% due to stronger demand for CMP slurries and pipeline performance products.

•Net Income was $38.5 million, which is $25.1 million higher than in the same quarter last year. Adjusted net income was $57.2 million, flat compared with adjusted pro forma net income in the prior year. Net Income benefited from the timing of certain manufacturing costs, reduced operating expenses and lower interest expense, offset by less favorable product mix and higher tax expense in the quarter.

•Diluted earnings per share (EPS) was $1.30. Adjusted diluted EPS was $1.92, 1.5%, lower than adjusted pro forma EPS in the same quarter last year, primarily due to a higher number of shares outstanding.

•Adjusted EBITDA was $95.3 million, 7.2%, higher than adjusted pro forma EBITDA in the same quarter last year, primarily due to lower operating expenses, mostly from synergies. Adjusted EBITDA margin for the quarter was 33.6%, compared to adjusted pro forma EBITDA margin of 31.3% in the same quarter last year.

Electronic Materials – Revenue was $220.7 million, 4.4%, lower than pro forma revenue in the same quarter last year. CMP slurries, CMP pads and electronic chemicals reported lower revenue than in the prior year, primarily due to soft semiconductor industry conditions. Adjusted EBITDA was $81.2 million, or 36.8% of revenue.

Performance Materials – Revenue was $62.4 million for the quarter, 17.8% higher than pro forma revenue in the same quarter last year. The increase was driven by higher revenue from pipeline performance products, which was partially offset by a decline in QED revenue. Adjusted EBITDA was $27.5 million, or 44.0% of revenue.

Guidance for Second Quarter and Full Fiscal Year 2020

For the second quarter of fiscal 2020, the company currently expects total revenue to be approximately flat to up low single digits compared to the company’s revenue in the first quarter of fiscal 2020. Sequentially, Electronic Materials revenue is expected to be approximately flat to up low single digits and Performance Materials revenue is expected to be up low single digits.

The company currently continues to expect full fiscal year 2020 adjusted EBITDA to be between $350 million and $380 million. Additional current expectations are provided on slide 8 in the related slide presentation.

[1] Refer to financial tables and “Use of Certain GAAP, non-GAAP Adjusted and Non-GAAP Adjusted Pro Forma Financial Information” in the press release below for information about these non-GAAP financial measures and reconciliations of these non-GAAP measures to their most comparable GAAP measure.

RELATED SLIDE PRESENTATION

A slide presentation related to this press release will be available at ir.cabotcmp.com in the Quarterly Results section of the Investor Relations center at approximately the same time that this press release is issued.

CONFERENCE CALL

Cabot Microelectronics Corporation’s quarterly earnings conference call will be held at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Thursday, February 6. The conference call will be available via live webcast and replay from the company’s website, www.cabotcmp.com, or by phone at (844) 825-4410. Callers outside the U.S. may dial (973) 638-3236. The conference code for the call is 7765737. A transcript of the formal comments made during the conference call will also be available in the Investor Relations section of the company’s website.

ABOUT CABOT MICROELECTRONICS CORPORATION

Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is a leading global supplier of consumable materials to semiconductor manufacturers and pipeline companies. The company’s products play a critical role in the production of advanced semiconductor devices, helping to enable the manufacture of smaller, faster and more complex devices by its customers. Cabot Microelectronics Corporation is also a leading provider of performance materials to pipeline operators. The company's mission is to create value by delivering high-performing and innovative solutions that solve its customers’ challenges. The company has approximately 1,900 employees globally. For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com, or contact Colleen Mumford, Vice President, Communications and Marketing, at 630-499-2600.

USE OF CERTAIN GAAP, NON-GAAP ADJUSTED, AND NON-GAAP ADJUSTED PRO FORMA FINANCIAL INFORMATION

The company presented the following measures considered as non-GAAP by the SEC: adjusted net income, adjusted diluted earnings per share, adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted EBITDA margin, adjusted pro forma revenue, adjusted pro forma EBITDA, adjusted pro forma EBITDA margin, adjusted pro forma net income and adjusted pro forma diluted earnings per share. The adjusted results exclude the impact of non-recurring acquisition and integration related costs, acquisition related amortization expenses, the adjustments related to the effect of the enactment of the Tax Cuts and Jobs Act in December 2017 in the United States (“tax act”) and the recently-issued final regulations related to the tax act, the effect of restructuring charges related to the company’s wood treatment business, and certain costs related to a warehouse fire at KMG-Bernuth in Tuscaloosa, Alabama. The adjusted pro forma results are presented as if the company’s acquisition of KMG Chemicals, Inc. (“KMG”), had been consummated on October 1, 2017 and exclude the impact of those adjustments stated earlier. The non-GAAP adjusted financial information provided in this press release is a supplement to, and not a substitute for, the company’s financial results presented in accordance with U.S. GAAP. These non-GAAP financial measures are provided to enhance the investor's understanding about the company's ongoing operations. Specifically, the company believes the impact of the adjustments related to the effect of the enactment of the Tax Cuts and Jobs Act in December 2017 in the United States (“tax act”) and the recently issued final regulations related to the tax act, KMG acquisition and integration-related expenses, the effect of restructuring charges related to the company’s wood treatment business, certain costs related to a warehouse fire at KMG-Bernuth in Tuscaloosa, Alabama, and acquisition-related amortization expenses are not indicative of its core operating results, and thus presents these certain metrics excluding these effects. The presentation of non-GAAP adjusted financial information and adjusted pro forma financial information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with U.S. GAAP. Reconciliations of non-GAAP measures to their most comparable GAAP measures and reconciliations of pro forma financial information to adjusted pro forma financial information are included in the financial statements portion of this press release.

The company has not quantitatively reconciled its guidance for adjusted EBITDA to its most comparable GAAP measure because the company does not provide specific guidance for the various reconciling items as certain items that impact this measure have not occurred, are out of the company’s control, or cannot be reasonably predicted. Accordingly, a reconciliation to the nearest GAAP financial metric is not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the company’s results.

Adjusted EBITDA for the Electronic Materials and Performance Materials segments is presented in conformity with Accounting Standards Codification Topic 280, Segment Reporting. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For these reasons, this measure is excluded from the definition of non-GAAP financial measures under the SEC Regulation G and Item 10(e) of Regulation S-K.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements, which address a variety of subjects including, for example, future sales and operating results; growth or contraction, and trends in the industry and markets in which the Company participates; the acquisition of, investment in, or collaboration with other entities, including the Company’s acquisition of KMG Chemicals, Inc. (“KMG”), and the expected benefits and synergies of such acquisition; divestment or disposition, or cessation of investment in certain, of the Company’s businesses; new product introductions; development of new products, technologies and markets; product performance; the financial conditions of the Company's customers; competitive landscape; the Company's supply chain; natural disasters; various economic or political factors and international or national events, including related to global public health crises and the enactment of trade sanctions, tariffs, or other similar matters; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property or third party intellectual property; environmental, health and safety laws and regulations, and related compliance; the operation of facilities by Cabot Microelectronics; the Company's management; foreign exchange fluctuation; the Company's current or future tax rate, including the effects of the Tax Cuts and Jobs Act in the United States (“Tax Act”); cybersecurity threats; financing facilities and related debt, pay off or payment of principal and interest, and compliance with covenants and other terms; and, uses and investment of the Company's cash balance, including dividends and share repurchases, which may be suspended, terminated or modified at any time for any reason by the Company, based on a variety of factors. Statements that are not historical facts, including statements about Cabot Microelectronics’ beliefs, plans and expectations, are forward-looking statements. Such statements are based on current expectations of Cabot Microelectronics’ management and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. For information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Cabot Microelectronics’ filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in Cabot Microelectronics’ Annual Report on Form 10-K for the fiscal year ended September 30, 2019. Except as required by law, Cabot Microelectronics undertakes no obligation to update forward-looking statements made by it to reflect new information, subsequent events or circumstances.

Contact:
Colleen Mumford
Vice President, Communications and Marketing
Cabot Microelectronics Corporation
(630) 499-2600

CABOT MICROELECTRONICS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited and amounts in thousands, except per share amounts)

	Quarter Ended
	December 31, 2019	September 30, 2019	December 31, 2018
Revenue	$283,143	$278,645	$221,778
Cost of sales	154,461	165,535	122,445
Gross profit	128,682	113,110	99,333

Operating expenses:

Research, development and technical	12,811	12,698	14,040
Selling, general and administrative	54,439	50,663	61,128
Asset impairment charges	—	67,372	—
Total operating expenses	67,250	130,733	75,168

Operating income (loss)	61,432	(17,623)	24,165
Interest expense	11,920	12,703	6,890
Interest income	315	342	1,019
Other income (expense), net	(397)	(1,158)	(1,411)

Income (loss) before income taxes	49,430	(31,142)	16,883
Provision for income taxes (benefit)	10,881	(10,899)	3,440
Net income (loss)	$38,549	$(20,243)	$13,443

Basic earnings (loss) per share	$1.32	$(0.70)	$0.50

Weighted average basic shares outstanding	29,137	29,084	27,157

Diluted earnings (loss) per share	$1.30	$(0.70)	$0.48

Weighted average diluted shares outstanding	29,694	29,084	27,762

CABOT MICROELECTRONICS CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited and amounts in thousands)

	December 31, 2019	September 30, 2019
ASSETS:

Current assets:
Cash and cash equivalents	$194,328	$188,495
Accounts receivable, net	144,741	146,113
Inventories	156,140	145,278
Prepaid expenses and other current assets	31,634	28,670
Total current assets	526,843	508,556

Property, plant and equipment, net	296,724	276,818
Other long-term assets	1,496,842	1,476,392
Total assets	$2,320,409	$2,261,766

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable	$49,485	$54,529
Current portion of long-term debt	10,650	13,313
Accrued expenses, income taxes payable and other current liabilities	98,022	103,618
Total current liabilities	158,157	171,460

Long-term debt, net of current portion	926,541	928,463
Other long-term liabilities	205,712	181,466
Total liabilities	1,290,410	1,281,389

Stockholders' equity	1,029,999	980,377
Total liabilities and stockholders' equity	$2,320,409	$2,261,766

CABOT MICROELECTRONICS CORPORATION
Unaudited Reconciliation of Certain GAAP Financial Measures to Certain Non-GAAP Financial Measures
(Unaudited and amounts in thousands, except per share and percentage amounts)

Unaudited Reconciliation of GAAP Net Income to Non-GAAP adjusted Net Income
Three Months Ended
December 31, 2019
GAAP Net income	$38,549

Amortization of acquisition related intangibles	21,361
Acquisition and integration-related expenses	2,204
Costs related to KMG-Bernuth warehouse fire and restructuring of wood treatment business	392
Impact of U.S. Tax Cuts and Jobs Act (Tax Act)	7
Tax effect on adjustments to net income	(5,354)
Adjusted Net income	$57,159

Unaudited Reconciliation of GAAP Revenue to Non-GAAP Adjusted Gross Profit/ Gross Margin
	Three Months Ended
	December 31, 2019
GAAP revenue	$283,143
Cost of sales	154,461
Gross profit/margin	128,682	45.4%
Adjustments:
Amortization of acquisition related intangibles	3,338	1.2%
Costs related to KMG-Bernuth warehouse fire and restructuring of wood treatment business	392	0.1%
Charges for fair value write-up of acquired inventory sold	—	0.1%
Adjusted gross profit/gross margin	$132,412	46.8%

Unaudited Reconciliation of GAAP Operating expenses to Non-GAAP Adjusted Operating expenses
Three Months Ended
December 31, 2019
GAAP operating expenses	67,250
Adjustments*:
Amortization of acquisition related intangibles	(18,023)
Acquisition and integration-related expenses	(2,204)
Adjusted operating expenses	$47,023
* All the adjustments are related to the Selling, general and administrative expenses.

Unaudited Reconciliation of GAAP Diluted Earnings Per Share to Non-GAAP Adjusted Diluted Earnings Per Share
Three Months Ended
December 31, 2019
GAAP Diluted earnings per share	$1.30
Adjustments (net of tax):
Amortization of acquisition related intangibles	0.55
Acquisition and integration-related expenses	0.06
Costs related to KMG-Bernuth warehouse fire and restructuring of wood treatment business	0.01
Adjusted Diluted earnings per share	$1.92

Unaudited Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA/ EBITDA Margin
	Three Months Ended
	December 31, 2019
Net income	$38,549
Interest expense	11,920
Interest income	(315)
Provision for income taxes	10,881
Depreciation and Amortization	31,642
EBITDA **/EBITDA margin	$92,677	32.7%
Acquisition and integration-related expenses	2,204
Costs related to KMG-Bernuth warehouse fire	392
Adjusted EBITDA ***/EBITDA margin	$95,273	33.6%
** EBITDA represents earnings before interest, taxes, depreciation and amortization.
*** Adjusted EBITDA is calculated by excluding items from EBITDA that are believed to be infrequent or not indicative of the company's continuing operating performance.

SUPPLEMENTAL UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following Unaudited Pro Forma Condensed Combined Financial Information is presented to illustrate the estimated effects of the company’s acquisition of KMG (the “Acquisition”), which was consummated on November 15, 2018 (the “Acquisition Date”), based on the historical results of operations of Cabot Microelectronics and KMG. The following Unaudited Pro Forma Condensed Combined Statements of Income for the three and twelve months ended September 30, 2019 and September 30, 2018 are based on the historical financial statements of Cabot Microelectronics and KMG after giving effect to the Acquisition, and the assumptions and adjustments described in the accompanying notes to these Unaudited Pro Forma Condensed Combined Statements of Income.Unaudited Pro Forma Condensed Combined Financial Information is presented to illustrate the estimated effects of the company’s acquisition of KMG (the “Acquisition”), which was consummated on November 15, 2018 (the “Acquisition Date”), based on the historical results of operations of Cabot Microelectronics and KMG. See Note 1, Background and Basis of Presentation, and Note 4, Business Combination, to the consolidated financial statements for additional information on the Acquisition. The following Unaudited Pro Forma Condensed Combined Statements of Income for the three and nine months ended June 30, 2019 and 2018 are based on the historical financial statements of Cabot Microelectronics and KMG after giving effect to the Acquisition, and the assumptions and adjustments described in the accompanying notes to these Unaudited Pro Forma Condensed Combined Statements of Income.

The historical Cabot Microelectronics Consolidated Statements of Income for the three and twelve months ended September 30, 2019 and September 30, 2018 were derived from the consolidated financial statements included elsewhere in this release. The historical KMG Consolidated Statements of Income for the twelve months ended September 30, 2019, as well as the historical KMG Consolidated Statements of Income for the three and twelve months ended September 30, 2018 includes information derived from KMG’s books and records. Prior to the Acquisition, KMG was on a July 31st fiscal year end reporting cycle. These pro forma financials include actual KMG’s pre-acquisition results with the months aligned to Cabot Microelectronics’ fiscal periods, and therefore, they do not align with consolidated financial statements included in KMG’s Quarterly or Annual Reports on Form 10-Q or 10-K.
The Unaudited Pro Forma Condensed Combined Statements of Income are presented as if the Acquisition had been consummated on October 1, 2017, the first business day of our 2018 fiscal year, and combine the historical results of Cabot Microelectronics and KMG, which is consistent with internal management reporting, after primarily giving effect to the following assumptions and adjustments:
• Application of the acquisition method of accounting;
• Elimination of transaction costs incurred in connection with the Acquisition;
• Adjustments to reflect the new financing arrangements entered into and legacy financing arrangements retired in connection with the Acquisition;
• The exchange of 0.2000 share(s) of Cabot Microelectronics common stock for each share of KMG common stock; and
• Conformance of accounting policies.
The Unaudited Pro Forma Condensed Combined Financial Information was prepared using the acquisition method of accounting, which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the completion of the acquisition. We utilized estimated fair values at the Acquisition Date to allocate the total consideration exchanged to the net tangible and intangible assets acquired and liabilities assumed. This allocation was initially completed as of November 15, 2018.  The allocation may be adjusted for up to one-year post closing.
The Unaudited Pro Forma Condensed Combined financial information has been prepared on the basis of SEC Regulation S-X Article 11 and is not necessarily indicative of the results of operations that would have been realized had the transactions been completed as of the dates indicated, nor are they meant to be indicative of our anticipated combined future results. In addition, the accompanying Unaudited Pro Forma Condensed Combined Statements of Income do not reflect any additional anticipated synergies, operating efficiencies, cost savings, or any integration costs that may result from the Acquisition.
The historical consolidated financial information has been adjusted in the accompanying Unaudited Pro Forma Condensed Combined Statements of Income to give effect to unaudited pro forma events that are (1) directly attributable to the transaction, (2) factually supportable and (3) are expected to have a continuing impact on the results of operations of the combined company. As a result, under SEC Regulation S-X Article 11, certain non-recurring expenses such as deal costs and compensation expenses related to severance or accelerated stock compensation and certain non-cash costs related to the fair value step-up of inventory are eliminated from pro forma results in the periods presented. Certain recurring historical KMG expenses related to depreciation, amortization, financing costs and costs of sales have been adjusted as if the Acquisition had occurred on October 1, 2017.
The Unaudited Pro Forma Condensed Combined Financial Information, including the related notes included herein, should be read in conjunction with Cabot Microelectronics’ Current Report on Form 8-K/A filed on January 30, 2019, as well as our consolidated financial statements included in this release and the historical consolidated financial statements and related notes of Cabot Microelectronics and KMG, which are available to the public at the SEC’s website at www.sec.gov.

CABOT MICROELECTRONICS CORPORATION
Unaudited Pro Forma Condensed Combined Statement of Income
For the Three Months Ended December 31, 2018
(in thousands, except per share data)

Three Months Ended
December 31, 2018

Revenue	$283,756
Cost of sales	155,215
Gross profit	128,541
Operating expenses:
Research, development and technical	14,040
Selling, general and administrative expenses	58,019
Total operating expenses	72,059
Operating income	56,482
Interest expense	13,705
Interest income	1,070
Other income (expense), net	(1,669)
Income before income taxes	42,178
Provision for income taxes	3,822
Net income	$38,356
Basic earnings per share	$1.33
Weighted average basic shares outstanding	28,775
Diluted earnings per share	$1.31
Weighted average diluted shares outstanding	29,380

CABOT MICROELECTRONICS CORPORATION
Unaudited Pro Forma Condensed Combined Statement of Income
For the Three Months Ended December 31, 2018
(in thousands, except per share data)

	Cabot Microelectronics (1)	KMG Chemicals (2)
	Three Months Ended December 31, 2018	October 1, 2018 to November 14, 2018	Presentation Reclassification (3)	Pro Forma Adjustments (4)	Pro Forma Combined

Revenue	$221,778	$61,978	$—	$—	$283,756
Cost of sales	122,445	36,534	4,741	(8,505)	155,215
Gross profit	99,333	25,444	(4,741)	8,505	128,541
Operating expenses:
Distribution expenses	—	4,741	(4,741)	—	—
Research, development and technical	14,040	—	—	—	14,040
Selling, general and administrative expenses	61,128	40,504		(43,613)	58,019
Amortization of intangibles	—	1,943	—	(1,943)	—
Total operating expenses	75,168	47,188	(4,741)	(45,556)	72,059
Operating income (loss)	24,165	(21,744)	—	54,061	56,482
Interest expense	6,890	8,537	—	(1,722)	13,705
Interest income	1,019	51	—	—	1,070
Derivative fair value gain	—	567	—	(567)	—
Other income (expense), net	(1,411)	(258)	—	—	(1,669)
Income before income taxes	16,883	(29,921)	—	55,216	42,178
Provision for income taxes (benefit)	3,440	(3,722)	—	4,104	3,822
Net income (loss)	$13,443	$(26,199)	$—	$51,112	$38,356
Basic earnings per share	$0.50	$—			$1.33
Weighted average basic shares outstanding	27,157	—			28,775
Diluted earnings per share	$0.48	$—			$1.31
Weighted average diluted shares outstanding	27,762	—			29,380
1 Includes heritage Cabot Microelectronics from October 1, 2018 to December 31, 2018 and heritage KMG from November 15, 2018 to December 31, 2018. On November 15, 2018, the Acquisition was completed and actual combined company results are included.
2 Heritage KMG results that occurred prior to the Acquisition on November 15, 2018.

3 Represents the reclassification of KMG distribution expenses from operating expenses to cost of sales, in order to conform with Cabot
Microelectronics’ accounting policies.

4 Certain pro forma adjustments related to depreciation, amortization, financing costs and costs of sales have been made for the October 1, 2018 to December 31, 2018 period assuming that the Acquisition occurred on October 1, 2017. Additionally, nonrecurring pro forma adjustments have been made for deal costs, compensation expenses related to severance or accelerated stock compensation, and the fair value step-up of inventory directly attributable throughout the three-month period.

CABOT MICROELECTRONICS CORPORATION
Summary of Pro Forma Adjustments
(in thousands, except per share data)

Three Months Ended December 31, 2018
Impact to Cost of sales:
Depreciation and amortization, net (a)	$1,756
Inventory step-up (b)	(10,261)
Impact to Cost of sales	$(8,505)

Impact to Operating expense:
Depreciation and amortization step up (a)	12,618
Compensation expense (c)	(34,632)
Deal costs (d)	(21,599)
Historical KMG amortization in other operating expenses removal (a)	(1,943)
Impact to Operating expense	$(45,556)

Impact to Other income (expense), net:
Derivative fair value gain (f)	(567)
Impact to Other income (expense), net	$(567)

Impact to Interest expense:
Interest expense (g)
Impact to Interest expense	(1,722)
$(1,722)
Adjustments included in the accompanying Unaudited Pro Forma Condensed Combined Statements of Income are as follows:
a.Depreciation and amortization expense are adjusted by removing depreciation and amortization associated with heritage KMG assets and assigning a pro forma expense based on the fair value of the assets on the date of the Acquisition. For periods after the date of the Acquisition, there is no pro forma adjustment for Depreciation and actual booked depreciation is reflected on a straight line basis. Depreciation costs are allocated to Cost of sales and Selling, general and administrative expenses based on historical KMG allocations. Amortization costs are allocated to Costs of sales or Selling, general and administrative expense based on the use of the asset, where applicable.
b.Cost of sales is impacted by increased inventory balance caused by the non-cash impact of the step up to fair value of the inventory. The incremental costs of sales driven by the inventory step-up during the period have been removed.
c.Directly attributable and non-recurring compensation expense related to non-recurring retention expenses and stock award vesting directly attributable to the Acquisition are removed for pro forma purposes. For KMG stock awards that were replaced by Company stock awards in connection with the Acquisition ("Replacement Awards"), the vesting for on-going service expenses are added as a pro forma adjustment.
d.The elimination of non-recurring deal costs incurred in connection with the Acquisition.
e.As a result of the Acquisition, there were non-recurring costs incurred by KMG as a result of retiring old debt. The costs associated with retiring the old debt facility and other financial instruments are removed for pro forma purposes. These instruments were retired as a result of the Acquisition and are not included in the pro forma results, which are presented as if the Acquisition had occurred on October 1, 2017.
f.Changes in Interest expense as a result of financing associated with the Acquisition. The adjustments remove heritage KMG interest costs, including unused revolver fees and adds the costs associated with the new financing facilities as if the Acquisition occurred on October 1, 2017. The calculation of Interest expense considers the changing LIBOR rate and uses monthly period end averages from October 1, 2017 to December 31, 2018.
We calculated the income tax effect of the pro forma adjustments using a 21.4% tax rate, which represents the weighted average statutory tax rate for the three-month period ended December 31, 2018.

We calculated the unaudited pro forma weighted average number of diluted shares outstanding by adding the number of shares issued in the Acquisition to the amount disclosed in the historical Cabot Microelectronics Quarterly Report on Form 10-Q.

The basic and diluted EPS calculation takes pro forma Net income divided by the applicable number of shares outstanding.

Reconciliation of Pro Forma and Non-GAAP Adjusted Pro Forma Information

The company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures that reflect the way that management evaluates the business may provide investors with additional information regarding the company’s results, trends and ongoing performance on a comparable basis. We refer to these measures “Adjusted Pro Forma”, which begin with Pro Forma results that are prepared in accordance with SEC Regulation S-X Article 11 and are included above. These results are then adjusted for the following additional items for the three months ended December 31, 2018:

• Removal of amortization of acquisition related intangibles, since management believes that these costs are not indicative of the company’s core operating performance.

•Removal of integration expenses, as they are non-recurring in nature.

•Adjustment for U.S. Tax Reform, which represents a significant non-recurring item affecting comparability among periods.

Reconciliations for these items are provided in the tables below.

CABOT MICROELECTRONICS CORPORATION
Unaudited Reconciliation of Certain Pro Forma Financial Measures to Certain Non-GAAP Adjusted Pro Forma Financial Measures
(Unaudited and amounts in thousands, except per share and percentage amounts)

Unaudited Reconciliation of Pro Forma Net Income to Non-GAAP Adjusted Pro Forma Net Income

Three Months Ended
December 31, 2018
Pro forma net income	$38,356
Adjustments (net of tax):
Amortization of acquisition related intangibles	17,997
Integration expenses	1,046
U. S. Tax Reform	(259)
Adjusted pro forma net income	$57,140

Unaudited Reconciliation of Pro Forma Revenue to Non-GAAP Adjusted Pro Forma Gross Profit/ Gross Margin

	Three Months Ended
	December 31, 2018
Pro forma revenue	$283,756
Cost of sales	155,215
Gross profit/margin	128,541	45.3%
Adjustments:
Amortization of acquisition related intangibles	3,470	1.2%
Adjusted pro forma gross profit/gross margin	$132,011	46.5%

Unaudited Reconciliation of Pro Forma Operating Expenses to Non-GAAP Adjusted Pro Forma Operating Expenses
Three Months Ended
December 31, 2018
Pro forma operating expenses	$72,059
Adjustments*:
Amortization of acquisition related intangibles	(19,442)
Integration expenses	(1,331)
Adjusted pro forma operating expenses	$51,286
* All the adjustments are related to the Selling, general and administrative expenses.

Unaudited Reconciliation of Pro Forma Diluted Earnings Per Share to Non-GAAP Adjusted Pro Forma Diluted Earnings Per Share

Three Months Ended
December 31, 2018
Pro forma diluted earnings per share	$1.31
Adjustments (net of tax):
Amortization of acquisition related intangibles	0.61
Integration expenses	0.04
U. S. Tax Reform	(0.01)
Adjusted pro forma diluted earnings per share	$1.95

Unaudited Reconciliation of Pro Forma Revenue to Non-GAAP Adjusted Pro Forma EBITDA/ EBITDA Margin

	Three Months Ended
	December 31, 2018
Pro forma net income	$38,356
Interest expense	13,705
Interest income	(1,070)
Depreciation and amortization	32,722
Provision for income taxes	3,822
Pro forma EBITDA **/ EBITDA margin	87,535	30.8%
Adjustments (pre-tax):
Integration expenses	1,331	0.5%
Adjusted pro forma EBITDA ***/ EBITDA margin	$88,866	31.3%

** Pro forma EBITDA represents pro forma earnings before interest, taxes, depreciation and amortization.
*** Adjusted pro forma EBITDA is calculated by excluding items from pro forma EBITDA that are believed to be infrequent or not indicative.